EXHIBIT 99.4



                              [Graphic of a Globe]





                           MOTION PICTURE ASSOCIATION
                            WORLDWIDE MARKET RESEARCH




                          U.S. ENTERTAINMENT INDUSTRY:
                           2003 MPA MARKET STATISTICS


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             U.S ENTERTAINMENT INDUSTRY: 2003 MPA MARKET STATISTICS

                                                                      HOME VIDEO
--------------------------------------------------------------------------------

                       VCR PENETRATION IN US TV HOUSEHOLDS

               TV          VCR          % CHANGE VCR HHS        VCR PENETRATION
           HOUSEHOLDS   HOUSEHOLDS   ------------------------        RATE
  YEAR        (MM)         (MM)      PREV. PERIOD   2003 VS.      (% TV HHS)
--------   ----------   ----------   ------------   ---------   ---------------
  2003       108.4         98.4          0.8%              -         90.8%
  2002       106.7         97.6          1.5             0.8%        91.5
  2001       105.5         96.2          9.2             1.5         91.2
  2000       102.2         88.1          2.7            10.8         86.2
  1999       100.8         85.8          2.0            13.8         85.1
  1995        95.4         75.8          4.1            28.8         79.5
  1990        93.1         65.4           -             49.3         70.2
  1985        86.1         23.5           -            315.4         27.3
  1980        78.0         1.9            -          5,038.4          2.4

SOURCE: NIELSEN MEDIA RESEARCH

MPA WORLDWIDE MARKET RESEARCH


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             U.S ENTERTAINMENT INDUSTRY: 2003 MPA MARKET STATISTICS

                                                                      HOME VIDEO
--------------------------------------------------------------------------------

                   SALES OF HOME ENTERTAINMENT TO US DEALERS*
                                  UNITS IN MM
                                                              % OF CHANGE
                    RENTAL     SELL-THROUGH     TOTAL     ----------------------
          YEAR     CASSETTES     CASETTES     CASSETTES   PREV. YEAR    2003 VS.
        --------   ---------   ------------   ---------   ----------   ---------
VHS       2003       53.2          240.4        293.6      -39.0%         -
          2002       73.6          407.5        481.1      (23.1)       -39.0%
          2001       86.2          539.6        625.8       (5.8)       (53.1)
          2000       99.4          565.0        664.4        2.7        (55.8)
          1999       86.2          561.0        647.2       (5.3)       (54.6)
          1998       57.0          626.4        683.4         -         (57.0)

                                   UNITS IN MM
                                                              % OF CHANGE
                    RENTAL     SELL-THROUGH     TOTAL     ----------------------
          YEAR       DVDS          DVDS         DVDS      PREV. YEAR    2003 VS.
        --------   ---------   ------------   ---------   ----------   ---------
DVD       2003      110.9          985.3       1,096.2      50.2%            -
          2002       79.3          650.6         729.9      88.6          50.2%
          2001       37.1          350.0         387.1     105.6         183.2
          2000       13.9          174.4         188.3      88.5         482.2
          1999        8.6           91.3          99.9     191.3         997.3
          1998        1.6           32.7          34.3         -       3,095.9

SOURCE: ADAMS MEDIA RESEARCH     *Historical Figures have been updated by source

MPA WORLDWIDE MARKET RESEARCH